UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2013
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation (the "Corporation") held its annual meeting of shareholders on Monday, April 15, 2013. At that meeting, the shareholders voted on three proposals and cast their votes as described below.
Proposal 1
All of the directors of the Corporation are elected annually. All nominees for director were elected by the following votes:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes

Gary E. Anderson	18,377,249	357,007	3,818,812
J. Daniel Bernson	18,396,829	337,428	3,818,812
Nancy Bowman	18,324,958	409,299	3,818,812
James R. Fitterling	18,380,450	353,807	3,818,812
Thomas T. Huff	18,286,549	447,708	3,818,812
Michael T. Laethem	18,504,951	229,306	3,818,812
James B. Meyer	18,487,934	246,322	3,818,812
Terence F. Moore	18,271,890	462,367	3,818,812
David B. Ramaker	18,167,738	566,519	3,818,812
Grace O. Shearer	18,308,141	426,116	3,818,812
Larry D. Stauffer	18,534,787	199,470	3,818,812
Franklin C. Wheatlake	18,404,564	329,693	3,818,812
Proposal 2
Proposal 2 was a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2013, as described in the proxy statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

22,358,615	97,680	96,773	—
Proposal 3
Proposal 3 was a non-binding advisory proposal to approve the Corporation's executive compensation, as described in the proxy statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

17,575,135	859,801	299,320	3,818,812

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 17, 2013	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

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